Exhibit 2.2
PROMISSORY NOTE
August 31, 2006

$2,850,000.00	Lawrenceville, Georgia

     1. Promise To Pay. FOR VALUE RECEIVED, the undersigned HORIZON SOFTWARE HOLDINGS, INC., a Georgia corporation (hereinafter referred to as the “Maker”), promises to pay to the order of INTELLIGENT SYSTEMS CORPORATION, a Georgia corporation hereinafter referred to as the “Payee”; the Payee, together with any subsequent holder(s) hereof, hereinafter collectively referred to as the “Holder”, without grace, at the office of the Payee at 4355 Shackleford Road, Norcross, Georgia 30097 or at such other place as the Holder may designate to the Maker in writing from time to time, the principal sum of TWO MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,850,000.00), together with interest thereon, or on so much thereof as is from time to time outstanding and unpaid, at the rates hereinafter set forth (computed on the basis of a 360 day year), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private; such principal and interest to be paid, without offset or reduction whatsoever, in the manner hereinafter provided.
     2. Interest Rates.
          (a) Interest. From and after the date hereof (until January 31, 2007 or any Default (as hereinafter defined) occurring prior thereto), interest on the principal balance hereof outstanding from time to time shall accrue at the rate which is equal to the sum of one hundred fifty (150) basis points plus the “Atlanta Prime” (as hereinafter defined) per annum. If the Maker exercises its rights to extend the Maturity Date (as hereinafter defined) under Section 3(b) hereof, then, from February 1, 2007 until the earlier of the Maturity Date or a Default occurring on or after February 1, 2007, interest on the principal balance hereof outstanding from time to time shall accrue at the rate which is equal to the sum of three hundred basis points plus the Atlanta Prime.
          (b) Atlanta Prime.
               (i) As used herein, the term “Atlanta Prime” shall mean the prime interest rate quoted or published from time to time by the Atlanta office of Wachovia Bank (hereinafter referred to as the “Atlanta Bank”). If, and to the extent and from time to time, the Atlanta Prime increases or decreases, then the interest rate hereunder shall be correspondingly increased or decreased, such increase or decrease hereunder to be effective as of the date on which such increase or decrease of the Atlanta Prime occurs;
               (ii) In the event that the Atlanta Bank, during the term or any renewal or extension hereof, shall abolish or abandon the practice of publishing or quoting its prime interest rate, or should the same in Holder’s judgment become unascertainable, then from and after the date on which the Atlanta Bank abolishes or abandons the practice of publishing or quoting its prime interest rate or on which same become unascertainable, and for the remaining term and any extension or renewal hereof (unless and until the Atlanta Bank should resume publishing or quoting its prime interest rate, whereupon the Atlanta Prime shall, as of the date following such resumption be the interest rate hereunder), the interest rate shall be equal to (i) the mean average of the prime interest rates quoted or published from time to time, as determined in good faith by Holder, by Citibank, N.A., Chase Manhattan Bank, N.A., and Bank of America, N.T. & S.A., and their respective successors (hereinafter collectively referred to as the “New York Banks”), at their respective principal or main office in New York, New York, or (ii) if any one of the New York Banks discontinues quoting or publishing a prime interest rate or if same in Holder’s judgment should become ascertainable, then the average of the prime interest rates quoted or published from time to time by the remaining New York Banks continuing to quote or publish a prime interest rate, or (iii) if two of the aforesaid New York Banks discontinue quoting or publishing a prime interest rate, or if same in Holder’s judgment should become unascertainable, then the prime interest rate quoted or published from time to time by the remaining New York Bank continuing to quote or publish a prime interest rate. If the Atlanta Bank and all of the New York Banks should abolish or abandon the practice of publishing or quoting a prime interest rate, or should the same in Holder’s judgment become unascertainable, then Holder, at its option, may designate an alternative index of interest rates comparable to the prime interest rate; and the rate determined pursuant to such alternative index shall, from and after the date on which the Atlanta Bank and all of the New York Banks abolish or abandon the practice of publishing or quoting a prime interest rate, or on which same become unascertainable, and for the remaining term and any extension or renewal hereof (subject, however, to the resumption of the publication or quotation of the prime interest rate by the Atlanta Bank, in which case such rate shall be the interest rate hereunder, effective as of the date following such resumption), be the interest rate in effect for the remaining term and any extension or renewal hereof, subject to adjustment as aforesaid if and to the extent that the rate of interest determined pursuant to the alternative index of interest rates designed by Holder shall increase or decrease, such adjustment, if any, to be made on the date on which any such increase or decrease occurs.
     3. Maturity Date.
          (a) On the Maturity Date (as defined hereafter), the entire outstanding principal balance of the indebtedness hereby evidenced, together with all accrued but unpaid interest thereon, and all other sums due to Holder hereunder or under the Loan Documents (as hereinafter defined), shall be due and payable in full.
          (b) The “Maturity Date” shall be January 31, 2007; provided that Borrower may, upon notice to Lender and upon paying all accrued and unpaid interest up to the date of such notice, extend the date for the maturity of this Note to any date on or prior to December 31, 2007 and such date shall, for all purposes, then become the “Maturity Date” hereunder.
     4. Prepayment. This Note may be prepaid in whole or in part at any time during the term hereof; provided, however, any such prepayment must be accompanied by all accrued but unpaid interest and Holder shall have no obligation to accept any prepayment unless such payment is made in accordance with the terms of this paragraph.

     5. Default And Acceleration. It is hereby expressly agreed that should any default be made in the payment as stipulated above of either principal, interest or other charges, and should such default remain uncured for fifteen (15) days after written notice thereof, or should any default occur under the Security Instrument (as hereinafter defined) or in any other document evidencing, securing or in any way relating to the loan evidenced by this Note (a “Default”), the principal of this obligation or any unpaid part thereof and all unpaid interest accrued thereon, together with all other sums then owing to Holder hereunder or under the Security Instrument, shall, at the option of the Holder, at once become due and payable without notice or demand and may be collected forthwith, regardless of the stipulated date of maturity. Interest shall accrue on the outstanding principal balance of this Note from the date of any Default hereunder (as long as such Default continues), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein, or after maturity, at the rate equal to twelve (12%) percent per annum. All such interest shall be paid at the time of and as a condition precedent to the curing of any Default should Holder, in its sole discretion, allow such Default to be cured. Time is of the essence of this Note. In the event this Note, or any part thereof, is collected by or through an attorney-at-law, the Maker agrees to pay all costs of collection including, but not limited to, actual attorney’s fees calculated on an hourly basis.
     6. Waivers.
          (a) Presentment for payment, demand, protest and notice of demand, protest and non-payment and all other notices are hereby waived by the Maker. Failure to accelerate the debt evidenced hereby by reason of Default shall not be construed as a waiver of any Default, a novation of this Note or a waiver of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note without previous notice of such intention being given to the Maker. This Note may not be changed orally or by any course of conduct or departure from the terms hereof, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
          (b) The Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any appraisement, exemption or homestead now provided, or which may hereafter be provided by the Constitution or laws of the United States of America or of any state thereof to and in all its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.
          (c) The Maker hereby transfers, conveys and assigns to the Holder a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay this Note in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to the Holder a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal thereof, and does hereby irrevocably appoint the Holder the attorney-in-fact for the Maker to claim any and all homestead exemptions allowed by law.
     7. Loan Documents. This Note is secured by a pledge and security agreement of even date herewith executed by the Maker in favor of the Holder pledging to the Holder, and granting a security interest in, certain capital stock of Horizon Software International, LLC owned by the Maker and personal guarantees made by Robert Williamson, Teresa Williamson, Michael

Williamson and Jon Williamson to each of which reference is hereby made (collectively the “Security Instrument” and together with this Note, and any other documents evidencing, securing or in any way relating to the loan evidenced by this Note, collectively referred to as the “Loan Documents”).
     8. Governing Law. This Note is made and intended to constitute a contract under, and shall be construed, interpreted and enforced in accordance with, the laws of the State of Georgia; provided, however, that if Georgia conflict or choice of law rules would choose the law of another State, the Maker hereby waives such rules and agrees that Georgia substantive, procedural and constitutional law shall nonetheless govern.
     9. Jurisdiction; Venue. Maker hereby (i) submits to personal jurisdiction in the State of Georgia for the enforcement of this Note, and (ii) waives any and all personal rights under the law of any state to object to jurisdiction within the State of Georgia for the purposes of litigation to enforce this Note, whether on grounds of forum non conveniens or otherwise. Nothing contained herein, however, shall prevent Holder from bringing any action or exercising any rights against any security and against Maker personally, and against any property of Maker, within any other state. Initiating such proceeding or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the law of the State of Georgia shall govern the rights and obligations of Maker and Holder hereunder or of the submission herein made by Maker to personal jurisdiction within the State of Georgia. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the law of the State of Georgia or any other state.
     10. Notices. Any notices required or permitted to be given hereunder shall be given in accordance with the notice provisions of the Interest Purchase and Transfer Agreement made between Maker and Payee on even date herewith.
     11. Definitions. As used herein, the terms “Maker” and “Holder” shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether voluntary by action of the parties or involuntary by operation of law.
     12. Limit Of Validity. If from any circumstances whatsoever fulfillment of any provision of this Note or any other Loan Document, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or any Loan Document that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this paragraph shall control every other provision of this Note and the other Loan Documents.
     13. Judicial Interpretation. Should any provision of this Note require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared same, it being agreed that all parties or their agents have participated in the preparation hereof.
     14. Section Headings. Section and other headings contained in this Note are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Note or any provisions hereof.
     IN WITNESS WHEREOF, the Maker has executed this Note under seal on the date first above written.

HORIZON SOFTWARE HOLDINGS, INC.,
a Georgia corporation

By:	/s/ Robert Williamson

Robert Williamson, President

[CORPORATE SEAL]